UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A
(Amendment No.1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 6, 2016 (December 1, 2016)
 ______________________________________________________________
TerraForm Global, Inc.
(Exact name of registrant as specified in its charter)
 ______________________________________________________________

Delaware	001-37528	47-1919173
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

7550 Wisconsin Avenue, 9th Floor, Bethesda, Maryland 20814
(Address of principal executive offices, including zip code)

(240) 762-7700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Appointment of Mr. Mark Lerdal and Mr. Fred Boyle to the Corporate Governance and Conflicts Committee of the Board of Directors

On October 14, 2016, TerraForm Global, Inc. (the “Company”) filed a Current Report on Form 8-K disclosing that the Company’s Board of Directors (the “Board”) had voted to elect Mr. Mark Lerdal and Mr. Fred Boyle to the Board effective immediately. At the time of the report, the Board had not yet determined on which committee or committees Mr. Lerdal or Mr. Boyle would serve as a member. On December 1, 2016, the Board appointed Mr. Lerdal and Mr. Boyle to the Corporate Governance and Conflicts Committee of the Board, effective immediately.

Additionally, on December 1, 2016, the members of the LLC Conflicts Committee of TerraForm Global, LLC, appointed Mr. Boyle and Mr. Lerdal as additional members of the LLC Conflicts Committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRAFORM GLOBAL, INC.

		By:	/s/ Yana Kravtsova
Date:	December 6, 2016	Name:	Yana Kravtsova
		Title	Senior Vice President, General Counsel and Secretary